UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 28, 2006

Herbalife Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	1-32381	98-0377871
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

PO Box 309 GT, Ugland House, South Church Street, Grand Cayman, Cayman Islands		0000000
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	c/o (310) 410-9600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 16, 2006 the Board of Directors (the "Board") of Herbalife Ltd. (the "Company"), based on the recommendation of the Compensation Committee of the Board, approved an amendment (the "Amendment") to the Herbalife Ltd. Independent Directors Deferred Compensation and Stock Unit Plan (the "Plan"), and authorized its execution on behalf of the Company. On March 28, 2006 the Amendment was executed on behalf of the Company and at such time became enforceable against the Company.

The Amendment to the Plan permits directors to elect to defer some or all of their fees received in respect of their services as directors. The Amendment to the Plan will not result in an increase in the compensation paid to the Company’s directors.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1 Amendment to Herbalife Ltd. Independent Directors Deferred Compensation and Stock Unit Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Ltd.

March 30, 2006	By:	/s/ Brett R. Chapman

Name: Brett R. Chapman
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Amendment to Herbalife Ltd. Independent Directors Deferred Compensation and Stock Unit Plan